EXHIBIT 10.1

Airborne Wireless Network

INDEMNIFICATION AGREEMENT

This Agreement is made as of [DATE], by and between Airborne Wireless Network, a Nevada corporation (the “Company”), and [NAME] (“Indemnitee”), a director and/or officer of the Company.

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, it is the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law;

WHEREAS, Indemnitee does not regard the protection available under the Company’s Articles of Incorporation and Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve or remain as director and/or officer without adequate protection; and

WHEREAS, the Company desires Indemnitee to serve, or continue to serve, as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnitee’s Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company in the same capacity or capacities in which Indemnitee is serving on the date hereof for at least 10 days from the date hereof; provided, however, that nothing contained in this Agreement is intended to or shall create any obligation of the Company to continue to retain Indemnitee as officer or the obligations of the shareholders to retain Indemnitee as a director during such period.

2. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b) The term “Corporate Status” shall mean the status of a person who is or was a director and/or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.

1

(c) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, reasonable travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d) References to an “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnification in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is a party to, or is threatened to be made a party to or otherwise involved in, any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4. Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was or is a party to, or is threatened to be made a party to or otherwise involved in, any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Company, except that no indemnification shall be made under this Section 4 in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court before which the Proceeding was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and other amounts as such court shall deem proper.

2

5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement: (a) except as set forth in Section 10, the Company shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company; (b) the Company shall not indemnify Indemnitee to the extent Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement; and (c) unless otherwise ordered by a court of competent jurisdiction, the Company shall not indemnify Indemnitee if a court of competent jurisdiction in a final adjudication determines that Indemnitee’s acts or omissions involved intentional misconduct, fraud or a knowing violation of law which was material to the Proceeding.

6. Indemnification of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to Indemnitee, (b) an adjudication that Indemnitee was liable to the Company, (c) a plea of guilty or nolo contendere by Indemnitee, (d) an adjudication that Indemnitee did not act in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company, and (e) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes of this Agreement to have been wholly successful with respect thereto. In addition, notwithstanding any other provision contained in this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness to any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless from all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

3

7. Notification and Defense of Claims. As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee agrees to notify the Company in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Company of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Company is actually and materially prejudiced by the failure to give such notice. With respect to any Proceeding of which the Company is so notified, the Company shall be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume such defense, the Company shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such Proceeding, other than as provided below in this Section 7. I ndemnitee shall have the right to employ Indemnitee’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by the Company, (b) counsel to Indemnitee shall have reasonably concluded and advised the Company in writing that there is a conflict of interest on any significant issue between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion and given the notice provided for in clause (b) above. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

8. Advancement of Expenses. Any Expenses incurred by Indemnitee in connection with any such Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his or her Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such Expenses incurred by Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement; and further provided that no such advancement of Expenses shall be made if it is determined in accordance with the terms of this Agreement that (a) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (b) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. If, pursuant to the terms of this Agreement, Indemnitee is not entitled to be indemnified with respect to such Proceeding, then such Expenses shall be repaid by Indemnitee within sixty days after the receipt by Indemnitee of the written request by the Company for Indemnitee to make payments to the Company.

4

9. Procedure for Indemnification. In order to obtain indemnification pursuant to Section 3, 4, 6 or 8, Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly by the Company and in any event within 60 days after receipt by the Company of the written request of Indemnitee, unless with respect to requests under Section 3 or 4 the Company determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 3 or 4, as the case may be. Such determination, and any determination pursuant to Section 8 that advanced Expenses must be repaid to the Company, shall be made in each instance (a) by the Company’s Board of Directors by majority vote of a quorum consisting of directors who are not, and were not, parties to the Proceeding (“Disinterested Directors”), (b) if a majority vote of a quorum consisting of Disinterested Directors so orders, by independent legal counsel (selected by the Disinterested Directors) in a written opinion, (c) if a majority vote of a quorum of Disinterested Directors cannot be obtained, by independent legal counsel (selected by the Disinterested Directors) in a written opinion, or (d) by the stockholders of the Company, if that option is selected by the Disinterested Directors. To the extent permitted by applicable law, such counsel may be regular legal counsel to the Company. If there are no Disinterested Directors, independent legal counsel shall be selected by a majority vote of the directors then in office.

10. Remedies. The right to indemnification and advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 9 that Indemnitee has not met such applicable standard of conduct shall create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses, of the type described in the definition of “Expenses” in Section 2(c), actually and reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding also shall be reimbursed by the Company.

11. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

12. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

5

13. Term of Agreement. This Agreement shall continue until and terminate upon the latest of (a) six years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his or her Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 relating thereto.

14. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation or Bylaws, any agreement, any vote of stockholders or Disinterested Directors, the applicable law of the State of Nevada, and any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official corporate capacity and as to action in another capacity while holding office for the Company. Nothing contained in this Agreement shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or Indemnitee against any expense, liability or loss incurred by it or Indemnitee in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, including as provided in Section 5.

15. No Special Rights. Nothing in this Agreement shall confer upon Indemnitee any right to continue to serve as a director or officer of the Company for any period of time or at any particular rate of compensation.

16. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

17. Counterparts; Signatures. This Agreement may be executed in two counterparts, both of which together shall constitute the original instrument. This Agreement may be executed by facsimile signatures or by signatures e-mailed in PDF format.

18. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

6

19. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References to “Sections” refer to Sections of this Agreement unless otherwise stated.

20. Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement nor shall any such waiver constitute a continuing waiver.

21. Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, email transmission of a pdf format data file or by United States first class, registered or certified mail, postage prepaid, addressed: (a) if to the Company, at its corporate offices to the attention of the Chief Executive Officer and the Chief Financial Officer of the Company (or if such Notice is from the Chief Executive Officer or the Chief Financial Officer (and they are different persons), to the other officer and to the Board of Directors (and if sent by email, to the latest email address the sender has for the recipient or, if the recipient is an entity, for the officer(s) or other person designated to receive notices). Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

22. Applicable Law. This Agreement is governed by and is to be construed in accordance with the laws of the State of Nevada without giving effect to any provisions thereof relating to conflict of laws.

23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to continue to serve as a director and/or officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

[Remainder of page intentionally left blank]

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

AIRBORNE WIRELESS NETWORK

By: ________________________________________
Print Name: __________________________________
Title: _______________________________________

___________________________________________
Signature of Indemnitee
Print Name: __________________________________ Address: ____________________________________

___________________________________________

8